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                                                     Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-4 of Genzyme Corporation of our reports dated February 23, 2000, relating to the financial statements and financial statement schedules of Genzyme Corporation, Genzyme General, Genzyme Molecular Oncology, Genzyme Surgical and Genzyme Tissue Repair which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                           /s/ PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
April 17, 2000